                                     EXHIBIT 99
                           EXPANDED LITIGATION DISCLOSURE


                             TOBACCO-RELATED LITIGATION

    OVERVIEW. Various legal actions, proceedings and claims are pending or may be instituted against R.J. Reynolds Tobacco Company ("RJRT") or its affiliates (including, with increasing frequency, RJR Nabisco, Inc. ("RJRN")) or indemnitees, including those claiming that lung cancer and other diseases as well as addiction have resulted from the use of or exposure to RJRT's tobacco products. During 1996, 203 new actions were filed or served against RJRT and/or its affiliates or indemnitees and 103 such actions were dismissed or otherwise resolved in favor of RJRT and/or its affiliates or indemnitees without trial. There have been noteworthy increases in the number of these cases pending. On December 31, 1996 there were 234 active cases pending, as compared with 132 on December 31, 1995 and only 54 on December 31, 1994. As of February 28, 1997, 270 active cases were pending against RJRT and/or its affiliates or indemnitees, 268 in the United States, one in Canada and one in Puerto Rico.

    The United States cases are in 33 states and are distributed as follows:
117 in Florida, 36 in Texas, 26 in New York, 15 in Louisiana, eight in Alabama, seven in California, six in each of Kansas, Mississippi and Indiana, five in New Jersey, three in each of Minnesota, Ohio, Pennsylvania and Tennessee, two in each of Colorado, Connecticut, Maryland, Massachusetts and Michigan, and one each in Arizona, Arkansas, District of Columbia, Illinois, Iowa, Nevada, New Mexico, New Hampshire, Oklahoma, Rhode Island, Utah, Washington, West Virginia, and Wisconsin. Of the 268 active cases in the United States, 170 are in state court and 98 in federal court. Most of these cases are brought by individual plaintiffs, but an increasing number, discussed below, seek recovery on behalf of states or large classes of claimants.

    THEORIES OF RECOVERY. The plaintiffs in these actions seek recovery on a variety of legal theories, including, among others, strict liability in tort, design defect, negligence, special duty, voluntary undertaking, breach of warranty, failure to warn, fraud, misrepresentation, unfair trade practices, conspiracy, aiding and abetting, unjust enrichment, anti-trust, Racketeer Influenced and Corrupt Organizations Act ("RICO"), indemnity and common law public nuisance. Punitive damages, often in amounts ranging into the hundreds of millions or even billions of dollars, are specifically pleaded in a number of cases in addition to compensatory and other damages. Seven of the 268 active cases in the United States involve alleged non-smokers claiming injuries resulting from exposure to environmental tobacco smoke. Nineteen cases purport to be class actions on behalf of thousands of individuals. Purported classes include individuals claiming to be addicted to cigarettes, individuals and their estates claiming illness and death from cigarette smoking, flight attendants alleging personal injury from exposure to environmental tobacco smoke ("ETS") in their workplace and Blue Cross Blue Shield subscribers claiming reimbursement for premiums paid. Twenty-seven of the active cases seek, INTER ALIA, recovery of the cost of Medicaid funds paid for treatment of individuals suffering from diseases or conditions allegedly related to tobacco.

    DEFENSES. The defenses raised by RJRT and/or its affiliates, where applicable, include preemption by the Federal Cigarette Labeling and Advertising Act ("the Cigarette Act") of some or all such claims arising after 1969; the lack of any defect in the product; assumption of the risk; comparative fault; lack of proximate cause; statutes of limitations or repose; and, in the attorneys general cases (discussed below), additional constitutional defenses. RJRN has asserted additional defenses, including jurisdictional defenses, in many of the cases in which it is named. Juries have found for plaintiffs in three smoking and health cases in which RJRT was not a defendant, but in one such case, no damages were awarded and the judgment was affirmed on appeal. The jury awarded plaintiffs $400,000 in another such case, CIPOLLONE V. LIGGETT GROUP, INC., but the award was overturned on appeal and the case was subsequently dismissed. In the third such case, on August 9, 1996, a Florida jury awarded damages of $750,000 to an individual plaintiff. The defendants in that case, CARTER V. BROWN & WILLIAMSON, are seeking to reverse the judgment on appeal.

    On June 24, 1992, the United States Supreme Court in CIPOLLONE held that claims that tobacco companies failed adequately to warn of the risks of smoking after 1969 and claims that their advertising and promotional practices undermined the effect of warnings after that date were preempted by the Cigarette Act. The Supreme Court also held that certain claims sounding in breach of express warranty, fraud, misrepresentation and conspiracy were not preempted.


                                    CLASS ACTIONS


    A smoking and health class action against United States cigarette manufacturers including RJRT, has been pending in Florida state court since October 1991, in which a class has been certified consisting of "all non-smoking flight attendants who are or have been employed by airlines based in the United States" and who are allegedly suffering from exposure to ETS aboard aircraft. BROIN, ET AL. V. PHILIP MORRIS, INCORPORATED, ET AL., Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida, Case No. 91-49738-CA-20. Various challenges to the class certification have been denied on appeal, and the case is currently set for trial in June 1997.

    Another smoking and health class action against United States cigarette manufacturers including RJRT, has been pending in Florida state court since May 1994 in which a class has been certified consisting of all Florida citizens and residents and their survivors who have suffered injury "caused by their addiction to cigarettes that contain nicotine." ENGLE, ET AL. V. R.J. REYNOLDS TOBACCO COMPANY, ET AL., Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida, Case No. 94-08273-CA-20. Various challenges to the class certification have been denied on appeal, and the case is currently set for trial in September 1997.

    In March 1994, a smoking and health class action was filed in Alabama state court against three United States cigarette manufacturers including RJRT, and was subsequently removed to federal court. LACEY, ET AL. V. LORILLARD TOBACCO COMPANY, INC., ET AL., United States District Court, Northern District of Alabama, Jasper Division, Civil Action No. 94-4-B-0901-J. Plaintiffs, claiming to represent all smokers who have smoked or are smoking cigarettes sold by defendants in the State of Alabama, seek compensatory and punitive damages not to exceed $48,500 per each class member as well as injunctive relief arising from defendants' alleged failure to disclose additives used in their cigarettes. On January 31, 1997, the judge granted defendants' motion for summary judgment based on preemption by the Cigarette Act.

    In March 1994, a smoking and health class action was filed in federal district court in Louisiana against United States cigarette manufacturers including RJRT, and others, including RJRN, seeking certification of a purported class consisting of all United States residents who allege that they are addicted, or are the legal survivors of persons who were addicted, to tobacco products. CASTANO, ET AL. V. THE AMERICAN TOBACCO COMPANY, INC., ET AL., United States District Court, Eastern District of Louisiana, Case No. 94-1044. Plaintiffs alleged that the cigarette manufacturers concealed and/or misrepresented information regarding the addictive nature of nicotine and manipulated the levels of nicotine in their tobacco products to make such products addictive. In February 1995, the trial court certified the class and in May 1996, the Fifth Circuit Court of Appeals reversed the trial court's class certification and remanded the case with instructions that the class allegations be dismissed. The class has been decertified. Summary judgment motions against the two remaining named plaintiffs in this case were denied on February 21, 1997.

    In September 1994, a smoking and health class action was filed in federal district court in Louisiana against United States cigarette manufacturers including RJRT, and others, including RJRN, seeking certification of a purported class of all residents or domiciliaries of the United States who have used and became addicted to tobacco products. GRANIER V. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court, Eastern District of Louisiana, Case No. 94-3096. In November 1994, on the plaintiffs' motion, a motion to consolidate the case with CASTANO was stayed pending the decision on the issue of class certification in CASTANO. The case remains inactive.

    Following the announcement of the Fifth Circuit's class decertification decision in CASTANO, lawyers for the plaintiffs announced that they would file "state-wide" smoking and health class actions in state courts. Subsequently, smoking and health class actions based on claims similar to those in CASTANO (a "nicotine-dependence class action") and, in some cases, claims of physical injury as well (a "physical injury class action") were filed in a number of states, as described below.

    Immediately prior to the Fifth Circuit's decision in the CASTANO case, a purported nicotine-dependence class action was filed in Indiana state court against United States cigarette manufacturers, including RJRT, and others, including RJRN Holdings. In June 1996, defendants removed the case to federal court. NORTON, ET AL. V. RJR NABISCO HOLDINGS CORPORATION, ET AL., United States District Court for the Southern District of Indiana, Case No. IP96-0798-C-M/S. Plaintiffs' motion to remand the case to state court is pending.

    In May 1996, a purported physical injury and nicotine-dependence class action was filed in Maryland state court against United States cigarette manufacturers and others, including RJRN. The case was removed by defendants to federal court and was subsequently remanded to state court. RICHARDSON, ET AL.
V. PHILIP MORRIS, INCORPORATED, ET AL., Circuit Court for Baltimore City, No. 96145050.

    In May 1996, a purported nicotine-dependence class action was filed in Louisiana state court against four United States cigarette manufacturers, including RJRT, and others, including RJRN. SCOTT, ET AL. V. THE AMERICAN TOBACCO COMPANY, INC., ET AL., Civil District Court for the Parish of Orleans, State of Louisiana, Docket No. 96-8461. A hearing on plaintiffs' motion for class certification was held in February 1997.

    In June 1996, a purported nicotine-dependence class action was filed in New York state court against RJRT, RJRN, The Tobacco Institute and The Council for Tobacco Research, HOSKINS, ET AL. V. R.J. REYNOLDS TOBACCO COMPANY, ET AL., Supreme Court of the State of New York, County of New York, Case No. 96110951. In December 1996, defendants filed motions to dismiss the complaint and to deny class certification.

    In June 1996, a purported physical injury and nicotine-dependence class action was filed in the Superior Court of the District of Columbia against United States cigarette manufacturers and others, including RJRN. REED V. PHILIP MORRIS INCORPORATED, ET AL., Superior Court of the District of Columbia, Case No. CA-05070-96. A hearing on whether plaintiffs can pursue a class action has been scheduled for June 1997.

    In August 1996, a purported nicotine-dependence class action was filed in Pennsylvania state court against United States cigarette manufacturers, including RJRT, and others, including RJRN, and was subsequently removed to federal court. ARCH, ET AL.

V. AMERICAN TOBACCO COMPANY, INC., ET AL., United States District Court for the Eastern District of Pennsylvania, Case No. 96-5903-CN. A hearing on class certification is set for March 1997, and the trial is scheduled for October, 1997.

    In August 1996, a purported nicotine-dependence class action was filed in Alabama state court, on behalf of Alabama and North Carolina residents, against four United States cigarette manufacturers including RJRT, and others. In September 1996, the case was removed by defendants to federal court. LYONS, ET AL. V. THE AMERICAN TOBACCO CO., INC., ET AL., United States District Court for the Southern District of Alabama, Southern Division, Civil Action No. 96-0881-BH-S. Plaintiffs' motion to remand the case to state court is pending.

    In August 1996, a purported nicotine-dependence class action was filed in Ohio state court against United States cigarette manufacturers including RJRT, and others, including RJRN, on behalf of Ohio residents and was subsequently removed to federal court in September, 1996. CHAMBERLAIN, ET AL. V. THE AMERICAN TOBACCO CO., ET AL., United States District Court, Northern District of Ohio, Case No. 1:96CV2005. Plaintiffs' motion to remand the case to state court is pending.

    In September 1996, a purported class action was filed in Tennessee state court against four United States cigarette manufacturers including RJRT, and others, on behalf of all individuals and entities in the United States who have paid premiums to a Blue Cross or Blue Shield organization for medical insurance. The complaint alleges that defendants' actions have resulted in increased medical insurance premiums for all class members and seeks recovery under various consumer protection statutes as well as under theories of breach of special duty and unjust enrichment. This case was removed by defendants to federal court. PERRY, ET AL. V. PHILIP MORRIS, INCORPORATED, ET AL., United States District Court for the Eastern District of Tennessee, Winchester Division, Civil Action No. 4:96-CV-106. Plaintiffs' motion to remand the case to state court is pending.

    In September 1996, a purported nicotine-dependence class action was filed in Minnesota state court against four United States cigarette manufacturers including RJRT, and others, including RJRN. The case was removed by defendants to federal court in September 1996. MASEPOHL, ET AL. V. THE AMERICAN TOBACCO CO., INC., ET AL., United States District Court, District of Minnesota, Third Division, Case No. CV3-96-888. Plaintiffs' motion to remand the case to state court is pending.

    In October 1996, a purported nicotine-dependence class action was filed in New Mexico state court against four United States cigarette manufacturers including RJRT, and others, including RJRN. CONNOR, ET AL. V. THE AMERICAN TOBACCO CO., ET AL., Second Judicial District Court, County of Bernalillo, State of New Mexico, Case No. CV-96-9422.

    In October 1996, a purported nicotine-dependence class action was filed in federal court in Puerto Rico against four United States cigarette manufacturers including RJRT, and others. RUIZ, ET AL. V. THE AMERICAN TOBACCO CO., ET AL., United States District Court for the District of Puerto Rico, Civil Action No. 96-2300.

    In November 1996, a purported nicotine-dependence class action was filed in federal court in Arkansas against United States cigarette manufacturers including RJRT, and others, including RJRN. MCGINTY, ET AL. V. THE AMERICAN TOBACCO CO., ET AL., United States District Court for the Eastern District of Arkansas, Western Division, Case No. LRC 96-881.

    In January 1995, a purported class action was filed in the Ontario Court of Justice, Toronto, Canada against RJR-MacDonald, Inc. and two other Canadian cigarette manufacturers. LETOURNEAU V. ROTHMANS ET AL., Ontario Court of Justice, Toronto, Canada, Court File No. 95-CU-82186 (now captioned CAPUTO V. IMPERIAL TOBACCO LIMITED, ET AL.). The lawsuit seeks damages in the amount of $1,000,000 (Canadian) per class member and punitive and exemplary damages and an order requiring the funding of rehabilitation centers. Plaintiffs seek certification of a class of persons consisting of all current and former cigarette smokers in Ontario, their families and the estates of deceased smokers. Plaintiffs have filed class certification materials, most recently in January, 1997, but no motion has yet been made for class certification.

    In March, 1996, PRO SE prisoners filed a purported class action against United States cigarette manufacturers including RJRT, and others, seeking class certification on behalf of prisoners in two Mississippi prisons based on alleged exposure to ETS. LYLE, ET AL. V. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., United States District Court for the Northern District of Mississippi, Civil Action No. 3:96-CV-268WS. In October 1996, the court issued an order dismissing the action.

    In addition, there are four other purported class actions which have been filed against four United States cigarette manufacturers, including RJRT, and others, including in some, RJRN, but not yet served on RJRT or RJRN.

    In September 1996, a purported physical injury class action was filed in Florida state court against United States cigarette manufacturers, including RJRT, and others. WALTERS, ET AL. V. BROWN & WILLIAMSON TOBACCO CORP., ET AL., Circuit Court, Fourth Judicial District, Duval County, Florida.

    In January 1997, a purported nicotine-dependence class action was filed in West Virginia state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. Despite the fact that RJRT and RJRN had not been served, they joined with other defendants in removing the case to federal court in February 1997.

MCCUNE V. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court, Southern District of West Virginia at Charleston, Case No. CV 2:97-024.

    In February 1997, a purported nicotine-dependence class action was filed in Hawaii state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. PETERSON V. THE AMERICAN TOBACCO COMPANY, ET AL., Circuit Court, First Circuit, Honolulu, Case No. CV97-0490-02.

    In February 1997, a purported nicotine-dependence class action was filed in Kansas state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. EMIG V. THE AMERICAN TOBACCO COMPANY, ET AL., 18th Judicial District Court, Sedgwick County, Wichita, Civil Division, Case No. 97-C-379.


                         HEALTH CARE COST RECOVERY LITIGATION


    In certain of the pending proceedings, state and local government entities and others seek reimbursement for Medicaid and/or other health care expenditures allegedly caused by tobacco products. The claims asserted in these health care cost recovery actions vary. All plaintiffs assert the equitable claim that the tobacco industry was "unjustly enriched" by plaintiffs' payment of health care costs allegedly attributable to smoking and seek reimbursement of those costs. The plaintiffs in these various health care cost recovery actions also assert one or more of the following additional claims: the equitable claim of indemnity, common law claims of negligence, strict liability, breach of express and implied warranty, violation of a voluntary undertaking or special duty, fraud, negligent misrepresentation, conspiracy, public nuisance, claims under state and federal statutes governing consumer fraud, antitrust, deceptive trade practices and false advertising, and claims under the Federal Racketeer Influenced and Corrupt Organization Act ("RICO") or state RICO statutes.

    Each plaintiff seeks reimbursement of Medicaid and/or other health care costs. Other relief sought by some but not all plaintiffs includes punitive damages, treble damages for alleged antitrust law violations, injunctions prohibiting alleged marketing and sales to minors, disclosure of research, disgorgement of profits, funding of anti-smoking programs, disclosure of nicotine yields and payment of attorney and expert witness fees.

    Defenses raised by defendants include failure to state a valid claim, lack of benefit, adequate remedy at law, "unclean hands" (namely, that plaintiffs cannot recover because they participated in, and benefited from, the sale of cigarettes), lack of antitrust injury, federal preemption, lack of proximate cause and statute of limitations. In addition, defendants argue that they should be entitled to "set-off" any alleged damages to the extent a state benefits economically from the sale of cigarettes through the receipt of excise taxes or otherwise. Defendants also argue that all of these cases are improper because plaintiffs must proceed under principles of subrogation and assignment. Under traditional theories of recovery, a payor of medical costs (such as an insurer or a state) can seek recovery of health care costs from a third party solely by "standing in the shoes" of the injured party. Defendants argue that plaintiffs should be required to bring an action on behalf of each individual health care recipient and should be subject to all defenses available against the allegedly injured party.

    In several states certain cigarette companies, including RJRT have filed related declaratory judgment actions which challenge the ability of the plaintiffs to use contingency fee counsel to prosecute these actions and/or the procedural capacity of the state attorney general to bring the health care cost recovery action absent the approval of the relevant executive officer charged with responsibility for certain of the health care programs at issue.

    The following is a summary of certain developments in each of the health care cost recovery suits pending against RJRT and, in some cases, RJRN, and the related declaratory judgment actions filed by certain of the cigarette manufacturers.

    FLORIDA. In May 1994, the State of Florida enacted a statute which purports, among other things, to grant the state a direct cause of action for the recovery of Medicaid costs and to abolish affirmative defenses in Medicaid recovery actions. In June 1994, Philip Morris, Inc. and others filed suit in Florida state court challenging the constitutionality of the statute.
ASSOCIATED INDUSTRIES OF FLORIDA, INC., ET AL. V. STATE OF FLORIDA AGENCY FOR HEALTH CARE ADMINISTRATION, ET AL., Circuit Court of the Second Judicial Circuit in and for Leon County, Florida, Case No. 94-3128. In June 1996, the Florida Supreme Court ruled that the provisions of the statute that permitted the state to pursue its action without identifying individual Medicaid recipients violated defendants' due process rights under the Florida constitution and that defendants may rebut the state's claims of causation and damages on a recipient-by-recipient basis. The court held constitutional on its face the statutory provision abolishing affirmative defenses normally available to a third party, including assumption of the risk, but stated that this provision might be unconstitutional as applied in the state's case. The court also held that the state's independent cause of action created by the statute only applied to Medicaid costs paid after the amendment became effective in July 1994. Prior to that date, the state could proceed only on the basis of traditional subrogation rights, subject to any defenses that might be asserted against individuals that brought actions against a cigarette manufacturer. In its opinion, the court also held that defendants could be held individually liable under a market share theory, that the state could use statistical evidence to present its case, and the agency charged with enforcing the statute was constitutionally established. In September 1996, plaintiffs' petition for rehearing on the Florida Supreme Court's rulings on abrogation of affirmative defenses and application of the statute to conduct occurring before July 1994 was denied. In December 1996, Philip Morris, Inc. and another party filed a petition for a writ of certiorari to the United States Supreme Court on the grounds that the statute violates due process because it creates a unique cause of action on behalf of the state which abrogates certain common law and equitable principles, including affirmative defenses.

    In February 1995, the State of Florida filed a health care cost recovery action under the statute in Florida state court. THE STATE OF FLORIDA, ET AL.
V. THE AMERICAN TOBACCO COMPANY, ET AL., Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, Case No. CL 95 1466 AO. In September 1996, the trial court dismissed all of the state's claims except for its negligence and strict liability counts arising from Medicaid payments made after July 1, 1994, and its count for injunctive relief. The court also ordered the state to disclose the identity of the Medicaid recipients. In October 1996, the state filed a coded listing (without names) for all Medicaid recipients with alleged smoking-related illnesses. The trial court accepted the coded listing and, in January 1997, the Florida Supreme Court determined not to hear and denied defendants' challenge to the sufficiency of the state's purported identification of Medicaid recipients. In November 1996, plaintiffs amended their complaint to add claims for violations of Florida's RICO and consumer protection statutes. In December 1996, the court granted defendants' motion to dismiss various claims brought under state statutes and denied the motion to dismiss claims based on Florida's RICO statute and on a state false advertising statute. In January 1997, defendants waived their rights to a pretrial determination of whether plaintiffs can amend their complaint to include a punitive damages claim. Defendants have reserved their rights to challenge the punitive damages claim on factual or legal bases. Plaintiffs have filed motions to strike defendants' affirmative defenses. These motions have been granted in part and denied in part. The trial in this case is scheduled to begin in August 1997.

    MISSISSIPPI. In May 1994, the Attorney General of Mississippi filed a health care cost recovery action in Mississippi state court. MOORE V. THE AMERICAN TOBACCO COMPANY, ET AL., Chancery Court of Jackson County, Mississippi, Case No. 94-1429. In February 1995, the court granted plaintiff's motion to strike certain of defendants' challenges to the sufficiency of the complaint and denied defendants' motion for judgment on the pleadings. In July 1995, plaintiff filed a motion seeking to preclude defendants from asserting their "set off" defenses. That motion is pending. The Governor of Mississippi and defendants have filed petitions with the Mississippi Supreme Court challenging the authority of the Attorney General to pursue this action. The Mississippi Supreme Court heard arguments on both petitions in September 1996, but has not issued a decision on either petition. The trial is scheduled to begin in June 1997.

    MINNESOTA. In August 1994, the Attorney General of Minnesota and Blue Cross and Blue Shield of Minnesota filed a health care cost recovery action in Minnesota state court. MINNESOTA, ET AL. V. PHILIP MORRIS, INCORPORATED, ET AL., Minnesota District Court, Second Judicial District, County of Ramsey, Case No. C1-94-8565. In July 1996, the Minnesota Supreme Court ruled that Blue Cross did not have standing to pursue its tort claims against defendants, but that it could proceed against defendants for claims brought under antitrust and consumer protection statutes. The Supreme Court also held that Blue Cross could pursue directly its equitable claims, but only for injunctive (not monetary) relief. The case is scheduled to go to trial in January 1998.

    WEST VIRGINIA. In September 1994, the Attorney General of West Virginia filed a health care cost recovery action in West Virginia state court. MCGRAW
V. THE AMERICAN TOBACCO COMPANY, ET AL., Circuit Court of Kanawha County, West Virginia, Case No. 94-1707. In October 1995, the court dismissed eight of ten counts of the complaint and granted defendants' motion to prohibit prosecution of this case pursuant to a contingent fee agreement with private counsel. In June 1996, the Attorney General filed a second amended complaint that added the Public Employees' Insurance Agency as a plaintiff. In November 1996, the Attorney General filed a third amended complaint that added the West Virginia Department of Health and Human Resources as a plaintiff, and three law firms as defendants, and asserted additional counts under theories of indemnity, negligent misrepresentation, negligence, and strict product liability. In December 1996, the court heard oral argument on defendants' motion to dismiss common law and equitable claims contained in plaintiffs' third amended complaint. In a letter ruling issued February 13, 1997, the court ruled that neither of the West Virginia agencies had implied or express statutory authority to maintain the challenged causes of action. Motions to dismiss the remaining counts of the third amended complaint are pending.

    TEXAS. In March 1996, the Texas Attorney General filed a health care cost recovery action in federal court in Texas. THE STATE OF TEXAS V. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court, Eastern District of Texas, Civil No. 5-96CV91. Trial in this action is set for September 1997 and defendants have filed a number of motions to dismiss it. Defendants and others had previously filed an action in Texas state court in November 1995, seeking a declaration that the Texas Attorney General cannot pursue a health care cost recovery action. PHILIP MORRIS, INCORPORATED, ET AL. V. DAN MORALES, ATTORNEY GENERAL FOR THE STATE OF TEXAS, ET AL., District Court of Travis County, Texas, No. 94-14807. The state court has stayed the action for declaratory relief pending the outcome of the Attorney General's suit.

    MASSACHUSETTS. In December 1995, the Massachusetts Attorney General filed a health care cost recovery action in Massachusetts state court. COMMONWEALTH OF MASSACHUSETTS V. PHILIP MORRIS, INC., ET AL., Superior Court, Middlesex County, Civil Action No. 95-7378. Defendants have moved to dismiss the complaint. Defendants had previously filed an action in Massachusetts federal court in November 1995, seeking to enjoin the Attorney General from prosecuting a health care cost recovery action. PHILIP MORRIS INCORPORATED, ET AL. V. SCOTT HARSHBARGER, United States District Court, District of

Massachusetts, Case No. 95-12574-GAO. In November 1996, the federal district court denied the Attorney General's motion to dismiss the complaint and stayed the injunction action.

    MARYLAND. In May 1996, the State of Maryland filed a health care cost recovery action in Maryland state court. STATE OF MARYLAND V. PHILIP MORRIS INCORPORATED, ET AL., Circuit Court for Baltimore County, Maryland, Case No. 96-122017/CL211017. Defendants' motion to dismiss the state's complaint was argued on January 28, 1997. The trial is scheduled for January 1999.
Defendants and others had previously filed a separate action in Maryland state court seeking to enjoin the Maryland Attorney General from prosecuting a health care cost recovery action pursuant to a contingent fee arrangement with special counsel. PHILIP MORRIS INCORPORATED, ET AL. V. PARRIS N. GLENDENING, GOVERNOR OF THE STATE OF MARYLAND, ET AL., Circuit Court for Talbot County, Maryland, Case No. CG 2829. In August 1996, the court granted defendants' motion for summary judgment and dismissed the injunction action. Plaintiffs have appealed.

    LOUISIANA. In March 1996, the Attorney General of Louisiana filed a health care cost recovery action in Louisiana state court. IEYOUB, ET AL. V. THE AMERICAN TOBACCO COMPANY, ET AL., 14th Judicial District Court, Parish of Calcasieu, Louisiana, Case No. 96-1209. In January 1997, the court denied defendants' motion to dismiss which argued that the Attorney General lacked the authority to bring this action. Defendants are seeking a supervisory writ of review of this decision.

    SAN FRANCISCO. In June 1996, the City and County of San Francisco filed a health care cost recovery action in California federal court and has since been joined by ten other California counties. CITY AND COUNTY OF SAN FRANCISCO, ET AL. V. PHILIP MORRIS, INC. ET AL., United States District Court, Northern District of California, Civil No. C 96-2090. In January 1997, the court denied defendants' motion to disqualify plaintiffs' contingency-fee counsel. In February 1997, the court dismissed all of the plaintiffs' claims. Two clams (implied warranty and conspiracy) were dismissed with prejudice. Plaintiffs were granted leave to file an amended complaint with respect to their remaining claims. In September 1996, plaintiffs in the federal court action, joined by several medical associations, filed an action in California state court seeking, among other things, injunctive relief and disgorgement of profits for alleged violations of California's consumer protection statutes. PEOPLE OF THE STATE OF CALIFORNIA, ET AL. V. PHILIP MORRIS, INC., ET AL., San Francisco Superior Court, County of San Francisco, Case No. 980864. In January 1997, the court granted in part defendants' motion to dismiss by requiring plaintiffs to replead certain causes of action and denied the motion on other grounds.

    WASHINGTON. In June 1996, the Attorney General of the State of Washington filed a health care cost recovery action in Washington state court. STATE OF WASHINGTON V. AMERICAN TOBACCO CO., INC., ET AL., Superior Court of Washington, King County, No. 96-2-15056-8. In November 1996, the court dismissed claims based on special duty, unjust

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enrichment and restitution to the state, but did not dismiss claims brought under Washington's antitrust laws. The State of Washington recently moved to amend its complaint with the stated intention of correcting deficiencies found by the court to exist in the special duty and unjust enrichment claims and to add a claim for restitution under Washington's consumer protection statute. Trial is scheduled for September 1998.

    CONNECTICUT. In July 1996, the State of Connecticut filed a health care cost recovery action in Connecticut state court. STATE OF CONNECTICUT V. PHILIP MORRIS INC., ET AL., Superior Court, Judicial District of Litchfield, Case No. CV-96-01534405. Defendants had previously filed an action in federal district court in June 1996, seeking to enjoin the Connecticut Attorney General from bringing the health care cost recovery action. PHILIP MORRIS INC., ET AL. V. RICHARD BLUMENTHAL, United States District Court, District of Connecticut, Case No. 396CV01221 (PCD). This injunction action was dismissed in December 1996 and, in January 1997, plaintiffs appealed the dismissal.

    UTAH. In September 1996, the Utah Attorney General filed a health care cost recovery action in federal court in Utah. STATE OF UTAH V. R.J. REYNOLDS TOBACCO COMPANY, ET AL., United States District Court, District of Utah, Case No. 2:96CV 0829W. Defendants had previously filed an action in Utah state court in July 1996, challenging the right of the Attorney General to bring such an action and to prosecute the case pursuant to a contingent fee arrangement with special counsel. PHILIP MORRIS INCORPORATED, ET AL. V. JANET C. GRAHAM, ATTORNEY GENERAL OF THE STATE OF UTAH, ET AL., Third Judicial District Court of Salt Lake County, Utah, Case No. 960904948CV. The parties have agreed that the state court action will be stayed while the federal action is proceeding, except for the challenge to the Attorney General's contingent fee arrangement with special counsel. In December 1996, a motion for partial summary judgment challenging the contingent fee arrangement was argued before the state court.
In February 1997, the court denied the cigarette manufacturers' motion and granted the state's motion to dismiss three counts of the declaratory judgment action.

    LOS ANGELES. In August 1996, the County of Los Angeles filed a health care cost recovery action in California state court. COUNTY OF LOS ANGELES V. R.J. REYNOLDS TOBACCO COMPANY, ET AL., Superior Court of California, San Diego County, No. 707651. On February 14, 1996, defendants demurred to four of the five causes of action asserted by plaintiffs. The hearing on defendants' demurrer is scheduled for March 21, 1997.

    ALABAMA. In August 1996, a health care cost recovery action was filed in Alabama state court as a putative class action on behalf of taxpayers of the State of Alabama. Following local rules, the state court entered an order conditionally certifying the class. This action was subsequently removed by defendants to federal court. CROZIER, ET AL. V. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Middle District of Alabama, Case No. 96-A-1403-N. Plaintiffs' motion to remand to state court is pending.

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    KANSAS.  In August 1996, the Attorney General of Kansas filed a health care cost recovery action in Kansas state court. STATE OF KANSAS, EX REL. CARLA J. STOVALL, ATTORNEY GENERAL V. R.J. REYNOLDS TOBACCO CO., ET AL., District Court of Shawnee County, Kansas, Case No. 96-CV-919. Defendants' motion to dismiss this case is scheduled to be heard in April 1997.

    MICHIGAN. In August 1996, the Attorney General of Michigan filed a health care cost recovery action in Michigan state court. FRANK J. KELLEY, ATTORNEY GENERAL, EX REL. STATE OF MICHIGAN V. PHILIP MORRIS, INCORPORATED, ET AL., Circuit Court for the 30th Judicial Circuit, Ingham County, Michigan, Case No. 96-84281-CZ. In October 1996, defendants moved to dismiss certain counts of the complaint and to strike claims for compensatory and punitive damages.

    OKLAHOMA. In August 1996, the Attorney General of Oklahoma filed a health care cost recovery action in Oklahoma state court. STATE OF OKLAHOMA ET AL. R.J. REYNOLDS TOBACCO CO., ET AL., District Court for Cleveland County, Oklahoma, Case No. CJ-96-1499-L.

    ARIZONA. In August 1996, the Attorney General of Arizona filed a health care cost recovery action in Arizona state court. STATE OF ARIZONA, ET AL. V. AMERICAN TOBACCO CO., INC. ET AL., Superior Court, Maricopa County, Arizona, No. CV 96-14769. The Governor of Arizona has instructed the Attorney General to dismiss the case. Subsequently, the Attorney General filed an amended complaint that abandons claims for Medicaid payments, but seeks recovery of other health care costs as well as other damages and forms of relief. Motions to dismiss the compliant are pending. The trial is scheduled for October 1998.

    HAWAII. In August 1996, Reynolds and three other cigarette manufacturers filed suit against the Hawaii Attorney General in federal district court in Hawaii seeking declaratory and injunctive relief invalidating a threatened health care cost recovery action by Hawaii. A hearing on defendant's motion to dismiss is scheduled for March 1997. The action is scheduled to go to trial in December 1997. PHILIP MORRIS INC., ET AL. V. MARGERY BRONSTER, United States District Court, Hawaii, Civ. No. 96-00722 HG. In January 1997, the Attorney General of Hawaii filed a health care recovery action in Hawaii state court. STATE OF HAWAII, ET AL. V. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., Circuit Court of the First Circuit, No. 97-0441-01. In February 1997, the state filed its first amended complaint.

    OHIO. In September 1996, two Ohio local officials filed a health care cost recovery action in Ohio state court, purportedly on behalf of the State of Ohio and all Ohio taxpayers. Defendants removed the case to federal court in Ohio and have filed a motion to dismiss challenging the standing of plaintiffs to bring this action. STATE EX REL.

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COYNE, JR., ET AL. V. THE AMERICAN TOBACCO CO., ET AL., United States District
Court, Northern District of Ohio, Case No. 96-2247. Plaintiffs' motion to remand this action to state court is pending.

    NEW JERSEY. In September 1996, the New Jersey Attorney General filed a health care cost recovery action in New Jersey state court. THE STATE OF NEW JERSEY V. R.J. REYNOLDS TOBACCO COMPANY, ET AL. Chancery Court, Middlesex County, Case No. C-254-96. In August 1996, defendants filed a separate suit challenging the right of the Attorney General to bring such an action and to prosecute the case pursuant to a contingent fee arrangement with special counsel. PHILIP MORRIS, INCORPORATED, ET AL. V. PETER VERNIERO, ATTORNEY GENERAL OF THE STATE OF NEW JERSEY, ET AL., Superior Court of New Jersey, Chancery Division, Mercer County, Case No. MER-C-000114-96. Defendants' motion to dismiss the complaint and plaintiffs' motion for summary judgment are pending.

    NEW YORK CITY. In October 1996, the City of New York and the New York City Health and Hospitals Corporation filed a health care cost recovery action in New York state court. CITY OF NEW YORK, ET AL. V. THE TOBACCO INSTITUTE, ET AL., Supreme Court of the State of New York, County of New York, Case No. 406225/96. In January 1997, plaintiffs filed an amended complaint. In February 1997, the case was removed to the United States District Court for the Southern District of New York, Case No. 97CIV0904(LMM).

    ILLINOIS. In November 1996, the Attorney General of Illinois filed a health care cost recovery action in Illinois state court. PEOPLE OF THE STATE OF ILLINOIS V. PHILIP MORRIS, INC., ET AL., Circuit Court of Cook County, Illinois, Case No. 96 L 13146.

    IOWA. In November 1996, the State of Iowa filed a health care cost recovery action in Iowa state court. STATE OF IOWA, EX REL. THOMAS J. MILLER, IN HIS CAPACITY AS ATTORNEY GENERAL OF THE STATE OF IOWA V. R.J. REYNOLDS TOBACCO CO., ET AL., District Court for Polk County, Iowa, Case No. CL71048.

    ALASKA. In January 1997, Reynolds and three other cigarette manufacturers filed suit against the Alaska Attorney General in federal district court seeking declaratory and injunctive relief to prohibit a threatened health care cost recovery action by Alaska on grounds that it would violate federal law. PHILIP MORRIS, INC., ET AL. V. BRUCE BOTELHO, United States District Court, Alaska, No. A 97-003 Civil (JWS).

    ERIE COUNTY. In January 1997, the County of Erie filed a health care cost recovery action in New York state court. COUNTY OF ERIE V. THE TOBACCO INSTITUTE, INC., ET AL., Supreme Court of the State of New York, County of Erie, Case No. I1997/359.

    NEW YORK. In January 1997, the Attorney General of New York filed a health care cost recovery action in New York state court. STATE OF NEW YORK, ET AL. V. PHILIP

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MORRIS INCORPORATED, ET AL., Supreme Court of the State of New York, County of
New York, Case No. 400306/97. That action has not been served on RJRT. In February 1997, the case was removed to federal court. THE STATE OF NEW YORK, ET AL. V. PHILIP MORRIS INCORPORATED, ET AL., United States District Court for the Southern District of New York, Case No. 97CIV0794(LMM).

    WISCONSIN. In February 1997, the Attorney General of Wisconsin filed a health care cost recovery action in Wisconsin state court. STATE OF WISCONSIN
V. PHILIP MORRIS INCORPORATED, ET AL., Circuit Court (Dane County), Case No. 97CV0328.

    INDIANA. In February 1997, the Attorney General of Indiana filed a health care cost recovery action in Indiana state court. STATE OF INDIANA V. PHILIP MORRIS, INCOPORATED, ET AL., Marion County Superior Court, Case No. 49D079702 CT0236.

    Other state and local government entities have announced that they are considering filing similar health care cost recovery actions.


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